UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 30, 2005
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On November 30, 2005, the Board of Directors of Cavco Industries, Inc. (the “Corporation”) and the Compensation Committee of the Board approved changes to the compensation payable by the Corporation to its non-employee directors. The changes provide as follows:
(a) Effective beginning on November 30, 2005, each new non-employee director of the Corporation shall receive, upon his or her commencement of service on the Board, the grant of an option to purchase 10,000 shares of common stock of the Corporation, such grant to be made automatically on the date such person is first elected or appointed to the Board (reflecting a reduction of the initial option grant to new non-employee directors from 20,000 shares to 10,000 shares).
(b) Effective beginning on May 1, 2006, each non-employee director of the Corporation shall receive, on an annual basis, and provided such person continues to serve as a non-employee director of the Corporation through the date of grant, the grant of an option to purchase 2,500 shares of common stock of the Corporation, such grant to be made automatically on the anniversary date of such person’s initial election or appointment to the Board (reflecting a reduction of the annual option grant to non-employee directors from 5,000 shares to 2,500 shares). Until May 1, 2006, the current non-employee directors of the Corporation will continue to receive their annual option grants of 5,000 shares in accordance with the Corporation’s current compensation program.
(c) Each option granted to a non-employee director of the Corporation shall have a seven-year term, shall have a per share exercise price equal to the fair market value of a share of common stock of the Corporation on the date of grant (as such fair market value is determined pursuant to the provisions of the applicable stock plan referred to in clause (d) below) and shall become exercisable at the rate of 25% on the date of grant and an additional 25% on each of the first three anniversaries of the date of grant.
(d) Each option granted to a non-employee director of the Corporation shall be granted pursuant to the Cavco Industries, Inc. Stock Incentive Plan, to the extent of shares remaining, and then pursuant to the Cavco Industries, Inc. 2005 Stock Incentive Plan, to the extent of shares remaining, and thereafter pursuant to any successor stock option plan, and shall be governed by and subject to the terms and conditions of such plan.
(e) Effective for periods from and after January 1, 2006, each non-employee director of the Corporation shall receive his or her annual fee at the rate of $15,000 per year (reflecting an increase in the annual fee from $8,000 to $15,000).
(f) Effective for periods from and after January 1, 2006, the chairperson of the audit committee of the Board shall receive his or her annual fee for serving as chairperson at the rate of $4,000 per year (reflecting an increase in the audit committee chairperson’s annual fee from $2,000 to $4,000).
(g) Effective for meetings from and after January 1, 2006, each non-employee director of the Corporation shall receive $1,000 for each Board meeting and Board committee meeting attended (reflecting no change in the Board meeting fee but an increase in the Board committee meeting fee from $500 to $1,000).
(h) Each non-employee director of the Corporation shall continue to be entitled to reimbursement for his or her reasonable expenses of attending Board and Board committee meetings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVCO INDUSTRIES, INC.
	By:	/s/ Joseph H. Stegmayer
		Name:	Joseph H. Stegmayer
December 5, 2005		Title:	President and Chief Executive Officer Date: